Exhibit 99.1

CarParts.com Reports Record First Quarter 2021 Results

 Record Quarterly Sales of $144.8 million, up 65%

5th Consecutive Quarter of Year over Year Sales Growth

Reaffirms Long Term Goal of 20-25% Compounded Sales Growth

TORRANCE, Calif. – May 10th, 2021 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, is reporting results for the first quarter ended April 3, 2021.

First Quarter 2021 Summary vs. Year-Ago Quarter

●	Net sales increased 65% year over year to $144.8 million.
●	Gross profit increased 65% to $49.2 million, with gross margin up 10 basis points to 34.0%.
●	Net loss was ($2.7) million or ($0.06) per share, compared to a net loss of ($1.0) million or ($0.03) per share.
●	Adjusted EBITDA decreased to $3.6 million vs. $4.3 million in the year ago quarter. The decrease was driven primarily by the continued ramp up of our Texas Distribution Center (“DC”), adverse weather, and target investments in brand awareness campaigns that did not exist in the prior year quarter.
●	In active discussions to expand the Texas DC by 156,220 square feet, which would bring the total DC network square footage to over 1 million square feet.

Management Commentary

“During the quarter we saw robust sales that reinforced our confidence in achieving our long-term goal of 20 to 25% compounded top line growth” said Lev Peker, CEO of CarParts.com. “The expansion of our DC network into Grand Prairie Texas increased our revenue capacity as well as our ability to meet the exponential growth in demand that we are seeing from customers.”

“The success we achieved is a testament to our data science, inventory forecasting, and global sourcing teams. By optimizing the assortment in Texas, we were able to maximize our sales capabilities despite the facility still being in the ramp up stages. Additionally, our warehouse operations teams worked tirelessly to fulfill an unprecedented amount of customer orders.”

“We also recently began discussions to expand our Texas facility by 156k square feet which will bring our total warehouse footprint to more than 1 million total square feet across the country. This is an exciting milestone for us, and the increased space will allow us to carry a full line of products to serve one of our biggest markets.”

“In the quarter, we also welcomed Henry Maier to our board of directors. Henry is a 35-year veteran of FedEx Corporation, where he currently serves as president and CEO of the FedEx Ground operating unit.”

First Quarter 2021 Financial Results

Net sales in the first quarter of 2021 were $144.8 million compared to $87.8 million in the year-ago quarter. The growth in sales was primarily driven by increased revenue growth from our flagship website, CarParts.com.

Gross profit in the first quarter increased 65% to $49.2 million compared to $29.8 million in the first quarter last year, with gross margin up 10 bps to 34.0% compared to 33.9%. These improvements were driven by favorable channel and product mix, partially offset by higher inbound and outbound freight costs and seasonal surcharges from our carriers.

Total operating expenses in the first quarter were $51.7 million compared to $30.1 million in the first quarter last year. The increase was driven by personnel costs related to the new Texas DC, technology spend, marketing spend and non-cash charges.

Net loss in the first quarter increased to ($2.7) million compared to ($1.0) million in the first quarter last year. The net loss for the first quarter of 2021 was primarily driven by an increase in non-cash charges.

Adjusted EBITDA in the first quarter decreased to $3.6 million compared to $4.3 million in the year-ago quarter, with the decrease driven primarily by the continued ramp up of our Texas DC, adverse weather, and targeted investments in brand awareness campaigns that did not exist in the prior year quarter.

On April 3, 2021, the Company had no revolver debt, no outstanding trade letters of credit (“LCs”) and a cash balance of $45.9 million, compared to no revolver debt, no outstanding trade LCs and a $35.8 million cash balance at prior fiscal year-end January 2, 2021.

Conference Call

CarParts.com CEO Lev Peker and CFO/COO David Meniane will host a conference call today, followed by a question and answer period.

Date: Monday, May 10, 2021

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast at least 5-10 minutes prior to the start time to register your name and organization. The audio webcast will be archived on the Company’s website at www.carparts.com/investor.

If you are unable to join via the webcast, you may dial in to the call at 833-649-1138 (domestic) or 918-922-3112 (international) using access code 7356574. A telephone replay will also be available on the same day through May 17, 2021 at 855-859-2056 (domestic) or 404-537-3406 (international) using access code 7356574.

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at a budget-friendly price.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net loss before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense and the costs associated with the customs issue, as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2021	March 28, 2020
Net sales	$144.80	$87.82
Gross profit	$49.17	$29.78
	34.0%	33.9%
Operating expense	$51.67	$30.13
	35.7%	34.3%
Net loss	$(2.72)	$(0.98)
	(1.9)%	(1.1)%
Adjusted EBITDA	$3.56	$4.30
	2.5%	4.9%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 3, 2021	March 28, 2020
Net loss	(2,722)	(978)
Depreciation & amortization	2,379	1,898
Amortization of intangible assets	28	25
Interest expense, net	249	659
Taxes	55	36
EBITDA	$(11)	$1,640
Stock compensation expense	$3,573	$2,663
Adjusted EBITDA	$3,562	$4,303

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended
	April 3,	March 28,
	2021	2020
Net sales	$144,802	$87,818
Cost of sales (1)	95,628	58,039
Gross profit	49,174	29,779
Operating expense	51,672	30,132
Loss from operations	(2,498)	(353)
Other income (expense):
Other, net	81	71
Interest expense	(250)	(660)
Total other expense, net	(169)	(589)
Loss before income taxes	(2,667)	(942)
Income tax provision	55	36
Net loss	(2,722)	(978)
Other comprehensive gain (loss):
Foreign currency translation adjustments	14	(6)
Unrealized gain (loss) on deferred compensation trust assets	35	(95)
Total other comprehensive gain (loss)	49	(101)
Comprehensive loss	$(2,673)	$(1,079)
Net loss per share:
Basic and diluted net loss per share	$(0.06)	$(0.03)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	48,760	36,871

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Liquidation Value)

	April 3,	January 2,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$45,896	$35,802
Accounts receivable, net	9,735	6,318
Inventory	97,942	89,316
Other current assets	9,840	7,939
Total current assets	163,413	139,375
Property and equipment, net	16,063	14,742
Right-of-use - assets - operating leases, net	16,716	17,507
Right-of-use - assets - finance leases, net	13,875	12,457
Other non-current assets	2,301	2,892
Total assets	$212,368	$186,973
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,306	$45,302
Accrued expenses	26,492	18,190
Customer deposits	2,204	630
Right-of-use - obligation - operating, current	2,451	2,527
Right-of-use - obligation - finance, current	1,950	1,583
Other current liabilities	4,537	3,747
Total current liabilities	95,940	71,979
Right-of-use - obligation - operating, non-current	15,215	16,046
Right-of-use - obligation - finance, non-current	12,521	11,428
Other non-current liabilities	3,631	4,031
Total liabilities	127,307	103,484
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 50,603 and 48,091 shares issued and outstanding as of April 3, 2021 and January 2, 2021 (of which 2,525 are treasury stock)	53	51
Treasury stock	(7,146)	(7,146)
Additional paid-in capital	264,503	260,260
Accumulated other comprehensive loss	(166)	(215)
Accumulated deficit	(172,183)	(169,461)
Total stockholders’ equity	85,061	83,489
Total liabilities and stockholders' equity	$212,368	$186,973

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirteen Weeks Ended
	April 3,	March 28,
	2021	2020
Operating activities
Net loss	$(2,722)	$(978)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	2,379	1,898
Amortization of intangible assets	28	25
Deferred income taxes	—	(22)
Share-based compensation expense	3,573	2,663
Stock awards issued for non-employee director service	6	6
Amortization of deferred financing costs	5	5
Changes in operating assets and liabilities:
Accounts receivable	(3,417)	(2,362)
Inventory	(8,627)	(4,860)
Other current assets	(1,903)	(713)
Other non-current assets	554	(197)
Accounts payable and accrued expenses	21,265	18,022
Other current liabilities	2,364	808
Right-of-use obligation - operating leases - current	(72)	234
Right-of-use obligation - operating leases - long-term	(44)	(231)
Other non-current liabilities	(338)	1
Net cash provided by operating activities	13,051	14,299
Investing activities
Additions to property and equipment	(2,630)	(2,050)
Net cash used in investing activities	(2,630)	(2,050)
Financing activities
Borrowings from revolving loan payable	69	1,170
Payments made on revolving loan payable	(69)	(1,170)
Payments of notes payable	—	(1,226)
Payments on finance leases	(476)	(178)
Statutory tax withholding payment for share-based compensation	(3)	(84)
Proceeds from exercise of stock options	163	1,120
Net cash used in financing activities	(316)	(368)
Effect of exchange rate changes on cash	(11)	(6)
Net change in cash and cash equivalents	10,094	11,875
Cash and cash equivalents, beginning of period	35,802	2,273
Cash and cash equivalents, end of period	$45,896	$14,148
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$17	$5,325
Right-of-use finance asset acquired	$1,936	$130
Accrued asset purchases	$1,877	$662
Share-based compensation expense capitalized in property and equipment	$507	$155
Supplemental disclosure of cash flow information:
Cash (received) paid during the period for income taxes	$(135)	$—
Cash paid during the period for interest	$287	$433